                                January 6, 1998

Starwood Hotels & Resorts Trust       Starwood Hotels & Resorts Worldwide, Inc.
Suite 410                             Suite 400
2231 East Camelback Road              2231 East Camelback Road
Phoenix, Arizona 85016                Phoenix, Arizona 85016

     Re: Starwood Hotels & Resorts Trust and Starwood Hotels & Resorts Worldwide, Inc.; Registration Statement on Form S-4
          Registration Nos. 333-39409 and 333-39409-01

Ladies and Gentlemen:

     We have served as Maryland counsel to Starwood Hotels & Resorts Trust, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation" and, collectively with the Trust, "Starwood"), in connection with certain matters of Maryland law arising out of the registration of 166,595,024 shares of beneficial interest, $.01 par value per share ("Common Shares"), of the Trust (the "Trust Shares") paired with 166,595,024 shares of common stock, $.01 par value per share ("Common Stock"), of the Corporation (the "Corporation Shares" and, collectively with the Trust Shares, the "Paired Shares") in connection with the merger (the "Merger") of Chess Acquisition Corp., a Nevada corporation and a subsidiary of the Corporation ("Chess"), with and into ITT Corporation, a Nevada corporation ("ITT") pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of November 12, 1997, by and among Starwood, Chess and ITT (the "Merger Agreement"), as described in the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of Starwood, and as a basis for the opinion hereinafter set forth, we have

Starwood Hotels & Resorts Trust
Starwood Hotels & Resorts Worldwide, Inc.
January 6, 1998
Page 2


examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission") on January 5, 1998, including the related form of Proxy Statement and Prospectus (the "Proxy Statement/Prospectus") included therein;

     2. The Amended and Restated Declaration of Trust of the Trust, as amended (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The charter of the Corporation (the "Charter"), certified as of a recent date by the SDAT;

     4. The Trustees' Regulations of the Trust, certified as of a recent date by its Secretary;

     5. The Bylaws of the Corporation, certified as of a recent date by its Secretary;

     6.  Resolutions adopted by the Board of Trustees of the Trust relating to
(i) the authorization, issuance and registration of the Trust Shares and (ii) the approval of the Merger Agreement, certified as of a recent date by the Secretary of the Trust;

     7. Resolutions adopted by the Board of Directors of the Corporation relating to (i) the authorization, issuance and registration of the Corporation Shares and (ii) the approval of the Merger Agreement, certified as of a recent date by the Secretary of the Corporation;

     8.  The Merger Agreement;

     9. A certificate of the SDAT, as of a recent date, as to the good standing of the Trust;

     10. A certificate of the SDAT, as of a recent date, as to the good standing of the Corporation;

     11. A certificate executed by the Secretary of the Trust, dated the date hereof;

Starwood Hotels & Resorts Trust
Starwood Hotels & Resorts Worldwide, Inc.
January 6, 1998
Page 3

     12. A certificate executed by the Secretary of the Corporation, dated the date hereof; and

     13. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than Starwood) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     2. Each individual executing any of the Documents on behalf of a party (other than Starwood) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

     5. All shares of stock of ITT is issued and outstanding immediately prior to the Merger are duly authorized, validly issued, fully paid and non-assessable.

     6. The outstanding Common Shares and shares of Common Stock have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration or the Charter, respectively. The Paired Shares will not be transferred in violation of any

Starwood Hotels & Resorts Trust
Starwood Hotels & Resorts Worldwide, Inc.
January 6, 1998
Page 4


restriction or limitation contained in the Declaration or the Charter.

     7. Prior to the issuance of any of the Paired Shares, the Board of Trustees of the Trust, or a duly authorized committee thereof, will adopt resolutions that would, if the Trust were a Maryland corporation, satisfy the requirements of the Maryland General Corporation Law (the "MGCL") with respect to the issuance of shares of stock. Prior to the issuance of any of the Paired Shares, the Board of Directors of the Corporation, or a duly authorized committee thereof, will adopt resolutions satisfying the requirements of the MGCL with respect to the issuance of shares of stock.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Trust is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Corporation is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     3. The Paired Shares have been duly authorized and, when and if issued in the manner described in the Registration Statement, will be (assuming that the sum of (i) any Common Shares issued between the date hereof and the date on which the Paired Shares are actually issued (not including any Paired Shares),
(ii) all Common Shares issued as of the date hereof and (iii) the Paired Shares, will not exceed the total number of Common Shares that the Trust is authorized to issue, and further assuming that the sum of (i) any shares of Common Stock issued between the date hereof and the date on which the Paired Shares are actually issued (not including any Paired Shares), (ii) all shares of Common Stock issued as of the date hereof and (iii) the Paired Shares, will not exceed the total number of shares of Common Stock that the Corporation is authorized to issue) validly issued, fully paid and nonassessable.

Starwood Hotels & Resorts Trust
Starwood Hotels & Resorts Worldwide, Inc.
January 5, 1998
Page 5



     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for your submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                           Very truly yours,

                                           /s/ Ballard Spahr
                                               Andrews & Ingersoll